UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2024

Liberty Global Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35961	98-1750381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Office and Zip Code)

+1.303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common shares	LBTYA	Nasdaq Global Select Market
Class B common shares	LBTYB	Nasdaq Global Select Market
Class C common shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 8, 2024, Liberty Global Ltd. (“Liberty Global”) completed the previously announced spin-off (the “Spin-off”) of its former wholly owned subsidiary Sunrise Communications AG (“Sunrise”), following a series of transactions that resulted in the transfer to Sunrise of Liberty Global’s Swiss telecommunications operations.

The Spin-off was accomplished by the distribution to: (i) holders of Liberty Global Class A and Class C common shares of one Sunrise Class A common share (namenaktien), par value CHF 0.10 per share (“Sunrise Class A Common Shares”), in the form of one Sunrise Class A American depositary share (“Sunrise Class A ADSs”), for every five Liberty Global Class A or Class C common shares owned by such holders, and (ii) holders of Liberty Global Class B common shares of two Sunrise Class B shares with privileged voting rights (stimmrechtsaktien), par value CHF 0.01 per share (“Sunrise Class B Shares”), in the form of two Sunrise Class B American depositary shares (“Sunrise Class B ADSs” and together with the Sunrise Class A ADSs, the “Sunrise ADSs”), for each Liberty Global Class B common share owned by such holders.

As a result of the Spin-off, Sunrise is an independent, publicly traded company. As of the date of this Current Report on Form 8-K, 68,759,702 Sunrise Class A Common Shares and 25,977,316 Sunrise Class B Shares are outstanding. On November 12, 2024, JPMorgan Chase Bank, N.A., the depositary for the Sunrise ADSs, will distribute 68,759,702 Sunrise Class A ADSs and 25,977,316 Sunrise Class B ADSs to the holders of Liberty Global common shares. Trading in the Sunrise Class A ADSs, under the symbol “SNRE”, is expected to begin on the Nasdaq Global Select Market on November 13, 2024, while trading in the Sunrise Class A Common Shares, under the symbol “SUNN”, is expected to begin on the SIX Swiss Exchange on November 15, 2024.

Following the completion of the Spin-off, Liberty Global will continue to own (in whole or in part) and operate its businesses in Belgium, Ireland, Slovakia, the U.K. and the Netherlands.

The sections of the proxy statement/prospectus forming a part of Amendment No. 2 to Sunrise’s Registration Statement on Form F-4, declared effective by the Securities and Exchange Commission on September 20, 2024 (File No. 333-281772), entitled “Relationship Between Liberty Global and Sunrise Following the Spin-Off,” which describes the relationships between Liberty Global, on the one hand, and Sunrise, on the other hand, following the Spin-off, and entitled “The Spin-Off—Interests of Certain Persons in the Spin-Off — Arrangements among Mr. Fries, Liberty Global and Sunrise,” which describes the arrangements among Mr. Michael T. Fries, Liberty Global and Sunrise following the Spin-off, are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 8, 2024, Liberty Global issued a press release announcing the completion of the Spin-off.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than four business days after the date of the earliest event reported herein.

(d)     Exhibits

Exhibit No.	Exhibit Name

99.1*	Press release dated November 8, 2024

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Exhibit is furnished herewith and not deemed to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL LTD.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 8, 2024